UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 8, 2024, Blum Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing that, on November 6, 2024 (the “Petition Date”), Unrivaled Brands, Inc. (“Unrivaled”) and Halladay Holding, LLC (“Halladay Holding,” and together with Unrivaled, the “Debtors”) entered Chapter 11 protection. As a result, all assets and liabilities related to the Debtors were deconsolidated as of the Petition Date (the “Disposition”).

Subsequent to the date the Original Report was filed, the Company determined that the Disposition was significant and required disclosure under Item 2.01 of Form 8-K and disclosure of pro forma financial information pursuant to Item 9.01(b) of Form 8-K.

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Original Report to report the Disposition under Item 2.01 and to include the pro forma financial information required by Item 9.01(b) of Form 8-K. This Amendment should be read in conjunction with the Original Report, which provides a more complete description of the Disposition. Except as described above, all other information in the Original Report remains unchanged.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously described in the Original Report, on the Petition Date, the Debtors voluntarily filed for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California, Los Angeles Division. The filing is limited to Unrivaled and Halladay Holding, meaning only their assets and liabilities are included in the debtors-in-possession estates. The Company, along with all other operations of the Company, remains unaffected by the filing and will continue its operations as usual outside of the Chapter 11 proceedings. This Item 2.01 should be read in conjunction with the Original Report, which provides a more complete description of the Disposition.

The unaudited pro forma condensed consolidated financial information of the Company, together with the related notes thereto, giving effect to the consummation of the Disposition of Unrivaled and Halladay Holding is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information (the “Unaudited Pro Forma Financial Information”) is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference:

     •    Unaudited pro forma condensed consolidated balance sheet as of September 30, 2024; and
     •    Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Disposition been completed as of the dates presented in the Unaudited Pro Forma Financial Information. The Unaudited Pro Forma Financial Information should not be taken as a representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments in the Unaudited Pro Forma Financial Information are based on available information and certain assumptions that management believes are reasonable under the circumstances.

(d) Exhibits.

Exhibit	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Blum Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: March 6, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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